UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2019

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced first quarter 2019 results through March 31, 2019.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On April 16, 2019, the Registrant announced that its board of directors had approved a new common stock repurchase program which calls for the Registrant to buy back up to 3%, or approximately 526,000 shares, of its outstanding common stock during the next 12 months.  The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions.  The timing, volume and nature of the share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.  No assurance can be given that any particular amount of common stock will be repurchased.  This buyback program may be modified, extended or terminated by the board of directors at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated April 16, 2019, announcing first quarter 2019 earnings through March 31, 2019.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: April 16, 2019

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED 2019 FIRST QUARTER EARNINGS AND ANNOUNCES A NEW COMMON STOCK REPURCHASE PROGRAM

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2019 net income of $1,878,000, or $0.11 per diluted common share.  This represented a $0.01, or 10.0%, increase in earnings per share from the first quarter of 2018 where net income totaled $1,767,000, or $0.10 per diluted common share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2019 and 2018:

	First Quarter 2019	First Quarter 2018	$ Change	% Change

Net income	$1,878,000	$1,767,000	$111,000	6.3%
Diluted earnings per share	$ 0.11	$ 0.10	$ 0.01	10.0%

COMMON STOCK REPURCHASE PROGRAM

The Company’s Board of Directors approved a new common stock repurchase program which calls for AmeriServ Financial Inc. to buy back up to 3%, or approximately 526,000 shares, of its outstanding common stock during the next 12 months.  The authorized repurchases will be made from time to time in either the open market or through privately negotiated transactions.  The timing, volume and nature of share repurchases will be at the sole discretion of management, dependent on market conditions, applicable securities laws, and other factors, and may be suspended or discontinued at any time.  No assurance can be given that any particular amount of common stock will be repurchased.  This buyback program may be modified, extended or terminated by the Board of Directors at any time.  At March 31, 2019, the Company had approximately 17.5 million common shares outstanding.  In the first quarter of 2019, the Company completed a common stock repurchase program where it bought back 540,000 shares, or 3% of its common stock, over a 9-month period at a total cost of $2.38 million.

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2019 first quarter financial results: "I was pleased with the growth in earnings per share (EPS) that our Company achieved in the first quarter of 2019. This EPS growth resulted from a combination of strong asset quality, good expense control and effective capital management.  As a result of the confidence that our Board of Directors has in AmeriServ Financial Inc.’s earnings power, we believe that the continued return of capital to our shareholders through a new common stock buyback program is an appropriate capital management strategy.”

The Company's net interest income in the first quarter of 2019 decreased by $91,000, or 1.0%, from the prior year's first quarter.  The Company’s net interest margin of 3.24% for the first quarter of 2019 was five basis points lower than the net interest margin of 3.29% for the first quarter 2018 but two basis points better than the more recent fourth quarter 2018 performance.  The 2019 decrease in net interest income and the reduced net interest margin performance are the result of a lower level of total loans between years.  The decrease in the balance of total loans was offset by growth in total investment securities resulting in total average interest earning assets remaining relatively stable between years, increasing modestly by $550,000, or 0.1%.  Also contributing to net interest income decreasing was the upward repricing of interest bearing liabilities combined with a higher balance of average interest bearing liabilities.

Total investment securities averaged $198 million in the first quarter of 2019 which is $21.2 million, or 12.0%, higher than the $177 million average for the first quarter of 2018.  In addition to the lower level of total loans, the growth in the investment securities portfolio is the result of the rising interest rate environment experienced during 2018 which provided an attractive market for additional security purchases.  Purchases primarily focused on federal agency mortgage backed securities due to the ongoing cash flow that these securities provide.  Also, management continued its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities. Investment security purchases continued during the first quarter of 2019, but were more selective as the market was less favorable as the yield curve flattened and at times became inverted in the short to mid-term portion of the curve.  Overall, interest income on investments increased between the first quarter of 2019 and the first quarter of 2018 by $347,000, or 24.8%.

Total loans averaged $860 million in the first quarter of 2019 which is $21.3 million, or 2.4%, lower than the $881 million average for the first quarter of 2018.  The impact from total loan payoffs exceeding loan originations that was experienced during most of 2018 was still evident in the total loan portfolio average balance during the first quarter of 2019.  Loan payoffs slowed during the first quarter of this year and were matched by loan originations resulting in the total loan portfolio remaining relatively consistent with the year end 2018 level.  Even though total average loans decreased since last year, loan interest income increased by $600,000, or 6.1%, between the first quarter of 2019 and last year’s first quarter.  The higher loan interest income reflects new loans originating at higher yields as well as the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve’s decision to increase the target federal funds interest rate in 2018.  Overall, total interest income increased by $947,000, or 8.4%, between years.

Total interest expense for the first quarter of 2019 increased by $1.0 million, or 42.0%, when compared to 2018, due to higher levels of both deposit and borrowing interest expense.  Deposit interest expense in 2019 was higher by $949,000, or 53.3%, for the first quarter which reflects certain indexed money market accounts repricing upward due to the impact of the Federal Reserve increasing interest rates during 2018.  The Company also has experienced increasing market competitive pressure to retain existing deposit customers and attract new customer deposits.  Customer product preference changed as well since last year as movement of funds occurred from lower yielding money market accounts into higher yielding certificates of deposits.  Overall, total deposits continued to grow for a third consecutive quarter and averaged $969 million in the first quarter of 2019 which was $8.7 million, or 0.9%, higher than the 2018 first quarter average.  The Company's loan to deposit ratio averaged 88.8% in the first quarter of 2019 which we believe indicates that the Company has ample capacity to grow its loan portfolio.  The Company experienced an $89,000, or 12.9%, increase in the interest cost for borrowings in the first quarter of 2019 due to the impact that the 2018 increases in the federal funds rate had on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  Also, due to a new accounting pronouncement that became effective January 1, 2019, the Company recognized additional interest expense on its financing property leases.  The 2019 first quarter average of FHLB borrowed funds was $62.4 million, which represented a decrease of $5.7 million, or 8.4%, due to the increase in total average deposits.

The Company recorded a $400,000 negative provision for loan losses in the first quarter of 2019 as compared to a $50,000 provision recorded in the first quarter of 2018.  The negative 2019 provision reflects our overall excellent asset quality, reduced criticized loans and lower total loans outstanding in the first quarter of 2019.  The Company experienced net loan charge-offs of $164,000, or 0.08% of total loans, in the 2019 first quarter compared to net loan charge-offs of $333,000, or 0.15% of total loans, in the first quarter of 2018.  Overall, the Company continued to maintain outstanding asset quality as its nonperforming assets totaled $1.2 million, or only 0.14% of total loans, at March 31, 2019.  In summary, the allowance for loan losses provided 694% coverage of non-performing assets, and 0.94% of total loans, at March 31, 2019, compared to 629% coverage of non-performing assets, and 1.00% of total loans, at December 31, 2018.

Total non-interest income in the first quarter of 2019 decreased by $30,000, or 0.8%, from the prior year's first quarter.  There was no investment security sale activity during the first quarter of 2019 after the Company recognized a $148,000 loss in the corresponding quarter of 2018 on the sale of several low balance, low yielding securities.  Revenue from service charges on deposits decreased by $73,000, or 19.1%, due to the lower overdraft fees as the bank is no longer charging a fee on overdrafts that result from signature based point of sale debit card transactions.  Income from residential mortgage loan sales into the secondary market decreased by $36,000, or 36.7%, due to lower residential mortgage loan production in the first quarter of 2019.  Finally, wealth management fees decreased by $30,000, or 1.2%, after the equity market declined late in 2018 and negatively impacted market values for assets under management in the first quarter of 2019.

The Company's total non-interest expense in the first quarter of 2019 increased by $173,000, or only 1.7%, when compared to the first quarter of 2018.  The increase was due to a higher level of salaries & benefits expense by $208,000, or 3.4%, and a greater level of other expense by $153,000, or 9.4%.  These increases more than offset reductions to FDIC deposit insurance expense of $82,000, professional fees of $64,000, or 5.4%, and occupancy & equipment costs of $42,000, or 4.0%.  Within salaries & benefits, higher salaries expense was due to annual merit increases, four additional employees at our new financial banking center in Hagerstown, Maryland and higher health care costs which more than offset reduced levels of pension expense and incentive compensation.  The increase to other expense is due to higher website costs and an increase to the unfunded commitment reserve.  Professional fees declined in the first quarter of 2019 due to reduced costs from other professional services and lower legal fees.  Also, the lower level of occupancy & equipment expenses since last year resulted from the Company’s ongoing focus to reduce and control expenses.  Finally, the Company recorded an income tax expense of $491,000, or an effective tax rate of 20.7%, in the first quarter of 2019.  This compares to an income tax expense of $446,000, or an effective tax rate of 20.1%, for the first quarter of 2018.

The Company had total assets of $1.17 billion, shareholders' equity of $99.1 million, a book value of $5.65 per common share and a tangible book value of $4.97 per common share at March 31, 2019.  In accordance with the common stock buyback program announced on July 17, 2018, the Company returned an additional $476,000 of capital to its shareholders through the repurchase of 112,311 shares of its common stock in the first quarter of 2019 to complete this program.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2019

(Dollars in thousands, except per share and ratio data)

(Unaudited)

                                                                                                                       2019

1QTR
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%
Return on average equity	7.84
Net interest margin	3.24
Net charge-offs as a percentage of average loans	0.08
Loan loss provision (credit) as a percentage of average loans	(0.19)
Efficiency ratio	83.90

PER COMMON SHARE:
Net income:
Basic	$0.11
Average number of common shares outstanding	17,578
Diluted	0.11
Average number of common shares outstanding	17,664
Cash dividends declared	$0.020

                                                                                                                       2018

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$2,329	$1,928	$7,768

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.79%	0.66%	0.67%
Return on average equity	7.55	7.30	9.54	7.89	8.08
Net interest margin	3.29	3.28	3.31	3.22	3.31
Net charge-offs as a percentage of average loans	0.15	0.21	0.04	0.03	0.11
Loan loss provision (credit) as a percentage of average loans	0.02	0.02	0.00	(0.32)	(0.07)
Efficiency ratio	81.69	82.19	79.64	85.84	82.30

PER COMMON SHARE:
Net income:
Basic	$0.10	$0.10	$0.13	$0.11	$0.43
Average number of common shares outstanding	18,079	18,038	17,924	17,697	17,933
Diluted	0.10	0.10	0.13	0.11	0.43
Average number of common shares outstanding	18,181	18,140	18,036	17,801	18,037
Cash dividends declared	$0.015	$0.020	$0.020	$0.020	$0.075

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

                                                                                                        2019

1QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,167,682
Short-term investments/overnight funds	7,996
Investment securities	194,553
Loans and loans held for sale	863,134
Allowance for loan losses	8,107
Goodwill	11,944
Deposits	957,779
FHLB borrowings	79,483
Subordinated debt, net	7,493
Shareholders’ equity	99,061
Non-performing assets	1,168
Tangible common equity ratio	7.54%
Total capital (to risk weighted assets) ratio	13.37
PER COMMON SHARE:
Book value	$5.65
Tangible book value	4.97
Market value	4.02
Wealth management assets – fair market value (A)	$2,229,860

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309
Branch locations	16
Common shares outstanding	17,540,676

                                                                                                        2018

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,151,160	$1,180,510	$1,168,806	$1,160,680
Short-term investments/overnight funds	7,796	8,050	7,428	6,924
Investment securities	171,053	174,771	177,426	187,491
Loans and loans held for sale	875,716	895,162	884,374	863,129
Allowance for loan losses	9,932	9,521	9,439	8,671
Goodwill	11,944	11,944	11,944	11,944
Deposits	944,206	928,176	944,213	949,171
FHLB borrowings	82,864	126,901	103,799	87,750
Subordinated debt, net	7,470	7,476	7,482	7,488
Shareholders’ equity	95,810	96,883	97,179	97,977
Non-performing assets	2,157	1,160	1,067	1,378
Tangible common equity ratio	7.36%	7.27%	7.37%	7.49%
Total capital (to risk weighted assets) ratio	13.45	13.01	13.13	13.53
PER COMMON SHARE:
Book value	$5.31	$5.37	$5.47	$5.56
Tangible book value	4.65	4.71	4.80	4.88
Market value	4.00	4.10	4.30	4.03
Wealth management assets – fair market value (A)	$2,175,538	$2,201,565	$2,258,108	$2,106,172

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295	296	303
Branch locations	15	15	15	16
Common shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

NOTES:

(A)  Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

                                                                                                                      2019

1QTR
INTEREST INCOME
Interest and fees on loans	$10,418
Interest on investments	1,746
Total Interest Income	12,164

INTEREST EXPENSE
Deposits	2,730
All borrowings	777
Total Interest Expense	3,507

NET INTEREST INCOME	8,657
Provision (credit) for loan losses	(400)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057

NON-INTEREST INCOME
Wealth management fees	2,396
Service charges on deposit accounts	310
Net realized gains on loans held for sale	62
Mortgage related fees	44
Net realized gains (losses) on investment securities	0
Bank owned life insurance	128
Other income	665
Total Non-Interest Income	3,605

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301
Net occupancy expense	658
Equipment expense	361
Professional fees	1,120
FDIC deposit insurance expense	80
Other expenses	1,773
Total Non-Interest Expense	10,293

PRETAX INCOME	2,369
Income tax expense	491
NET INCOME	$1,878

                                  2018

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,818	$10,125	$10,607	$10,478	$41,028
Interest on investments	1,399	1,478	1,542	1,647	6,066
Total Interest Income	11,217	11,603	12,149	12,125	47,094

INTEREST EXPENSE
Deposits	1,781	1,973	2,164	2,525	8,443
All borrowings	688	772	876	821	3,157
Total Interest Expense	2,469	2,745	3,040	3,346	11,600

NET INTEREST INCOME	8,748	8,858	9,109	8,779	35,494
Provision (credit) for loan losses	50	50	0	(700)	(600)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,698	8,808	9,109	9,479	36,094

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	2,359	2,427	9,659
Service charges on deposit accounts	383	357	326	354	1,420
Net realized gains on loans held for sale	98	119	176	96	489
Mortgage related fees	39	72	54	31	196
Net realized gains (losses) on investment securities	(148)	0	0	(291)	(439)
Bank owned life insurance	132	133	135	136	536
Other income	705	553	536	569	2,363
Total Non-Interest Income	3,635	3,681	3,586	3,322	14,224

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	5,815	6,232	24,358
Net occupancy expense	670	611	585	596	2,462
Equipment expense	391	378	335	360	1,464
Professional fees	1,184	1,252	1,321	1,282	5,039
FDIC deposit insurance expense	162	155	140	100	557
Other expenses	1,620	1,696	1,918	1,822	7,056
Total Non-Interest Expense	10,120	10,310	10,114	10,392	40,936

PRETAX INCOME	2,213	2,179	2,581	2,409	9,382
Income tax expense	446	435	252	481	1,614
NET INCOME	$1,767	$1,744	$2,329	$1,928	$7,768

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data

(Dollars in thousands)

(Unaudited)

                                                                                                                                             2019                                               2018

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$860,169	$881,485
Short-term investment in money market funds	7,773	7,133
Deposits with banks	1,020	1,025
Total investment securities	198,364	177,133
Total interest earning assets	1,067,326	1,066,776

Non-interest earning assets:
Cash and due from banks	21,899	21,859
Premises and equipment	15,312	12,623
Other assets	62,081	62,374
Allowance for loan losses	(8,665)	(10,251)

Total assets	$1,157,953	$1,153,381

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$163,893	$133,379
Savings	97,851	97,304
Money market	241,727	253,665
Other time	315,389	293,858
Total interest bearing deposits	818,860	778,206
Borrowings:
Federal funds purchased and other short-term borrowings	15,413	22,261
Advances from Federal Home Loan Bank	46,984	45,838
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Subordinated debt	7,650	7,650
Lease liabilities	1,408	0
Total interest bearing liabilities	903,400	867,040

Non-interest bearing liabilities:
Demand deposits	150,246	182,215
Other liabilities	7,141	9,170
Shareholders’ equity	97,166	94,956
Total liabilities and shareholders’ equity	$1,157,953	$1,153,381